CLINIGENCE HOLDINGS and nutex health announce transformational merger

FT. LAUDERDALE, FL and HOUSTON, TX − (PRNewswire) – November 24, 2021 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) (OTC:CLNH), a leading technology-enabled, risk-bearing population health management company, and Nutex Health, LLC (together with its affiliates, “Nutex”), one of the largest independent operators of micro-hospitals and hospital outpatient departments in the United States, today announced that they have signed a definitive merger agreement pursuant to which the companies will combine in a stock-for-stock merger transaction.

Based in Houston, Texas and founded in 2011 by Chairman and CEO Tom Vo, M.D., MBA, Nutex currently owns and operates nineteen facilities in eight states. Nutex currently targets to add another two Nutex micro-hospitals to become operational as early as December 2021, while twelve additional facilities are under construction and are expected to become operational in 2022. Nutex has approximately 1500 employees nationwide and is partnered with approximately 200 physicians. Nutex’ micro-hospitals provide 24/7 care, including emergency room care, inpatient care, and behavioral health, and offer a range of services including onsite imaging services such as CT scans, x-ray and ultrasound, as well as certified and accredited laboratories that provide immediate results, and onsite inpatient pharmacies. Numerous Nutex hospitals have been voted and awarded “Best Hospitals” in their respective communities.

Under the terms of the merger agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the closing date shall be converted into the right to receive approximately 3.571 shares of common stock of Clinigence Holdings, as adjusted as set forth in the merger agreement. The aggregate number of shares to be issued to Nutex equity holders in the transaction will depend on the amount of equity in micro-hospital subsidiaries contributed by Nutex equity holders prior to the merger. It is currently anticipated that Nutex equity holders prior to the merger will own, after the merger, approximately 90% of the shares of common stock of Clinigence, on a fully diluted basis. The newly combined company will be renamed Nutex Health, Inc. and headquartered in Houston, Texas. The transaction has been approved by the Board of Directors of Clinigence and approved by the manager and equity holders of Nutex.

Upon closing of the transaction, Tom Vo, M.D., MBA will serve as Chairman and Chief Executive Officer of the combined company. Warren Hosseinion, M.D., the current CEO of Clinigence Holdings, will serve as President of the combined company. The Board of Directors of the combined company will consist of Dr. Vo, Dr. Hosseinion and other appointees of Nutex.

“We are excited to announce this strategic merger with Nutex Health to create one of the nation’s leading providers of healthcare services,” stated Warren Hosseinion, M.D., Chairman, Chief Executive Officer and Co-Founder of Clinigence Holdings. “Our two organizations complement each other and will allow us to advance our integrated care delivery platform, which would include technology-enabled, risk-bearing value-based provider networks wrapped around efficient micro-hospitals.”

“Both of our organizations have a history of providing high-quality, concierge level care that is cost effective and focused on outcomes and high patient satisfaction,” stated Tom Vo, M.D., MBA, Chairman, Chief Executive Officer and Founder of Nutex Health. “We are proud to say that we have made a huge difference in the lives of not just the patients and the community that we serve, but also to the lives of the doctors and team members that work with us. We are excited about the future of the combined company.”

Approvals

The transaction, which is expected to close in the first half of 2022, is subject to a number of conditions, including antitrust regulatory clearance, approval by Clinigence stockholders, conditional approval for listing on Nasdaq of the common stock of Clinigence and other customary closing conditions. There can be no assurance that the Company will be able to consummate the merger with Nutex.

Advisors

The Benchmark Company and Colliers are acting as financial advisors to Clinigence. McDermott, Will & Emery is serving as legal counsel to Clinigence. Ernst & Young Capital Advisors is acting as an exclusive financial advisor to Nutex, WG Consulting LLC is acting as pre-audit advisor to Nutex and Locke Lord LLP is serving as legal counsel to Nutex.

About Clinigence Holdings, Inc.

Clinigence Holdings is a leading technology-enabled, risk-bearing population health management company. The Company includes an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. The Company also owns and operates a provider network of 141 primary care physicians and over 600 specialists in Los Angeles, California with 22,000 patients and has an investment in an accountable healthcare organization in South Florida with 15,600 Medicare patients through a network of 65 providers. For more information, please visit www.clinigencehealth.com. Information on our website does not comprise a part of this press release.

About Nutex Health, Inc.

Nutex is one of the largest independent operators of micro-hospitals and hospital outpatient departments in the United States. Nutex currently owns and operates nineteen facilities in eight states. Nutex hospitals specialize in emergency medicine, inpatient, and behavioral health. Nutex typically aligns with local physicians to provide the best medical service for patients in the community that it serves. The close alignment of physicians and hospital provides value not just to the patients, but also to the physicians and the community. Nutex hospitals typically have high patient satisfaction rates and numerous Nutex hospitals have been voted and awarded “Best Hospitals” in their respective communities.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include the expected timing and likelihood of completion of the pending merger, the occurrence of any event, change or circumstance that could give rise to termination of the merger agreement, the risk that the parties to the merger agreement may not be able to satisfy the conditions to closing of the proposed transaction in a timely manner or at all, risks related to divergence of management time and attention from ongoing operations due to the proposed transaction, the ability to realize the anticipated benefits of the proposed transaction, significant transaction costs and unknown liabilities and litigation and regulatory risks related to the proposed transaction. In addition, forward-looking statements are subject to additional uncertainties and risks facing the Company, including but not limited to, economic conditions, dependence on management, dilution to stockholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s common stock on Nasdaq at the time of or following the Merger, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

Additional Information regarding the Proposed Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to acquire any securities or a solicitation of any proxy, vote or approval. In connection with the proposed transaction, Clinigence will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other documents with respect to the merger. Clinigence stockholders are urged to read the proxy statement (including all amendments and supplements thereto) and other relevant documents filed with the SEC, if and when they become available. These documents will contain important information regarding the proposed transaction.

Clinigence stockholders may obtain free copies of the proxy statement and other relevant documents filed by Clinigence with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Clinigence with the SEC will also be available free of charge on the Clinigence website at www.clinigencehealth.com/about.

Clinigence and its directors and executive officers and Nutex and its officers may be deemed to be participants in the solicitation of proxies from the stockholders of Clinigence with respect to the proposed transaction. Information regarding the directors and officers of Clinigence and additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction, if and when they become available. These documents will be available free of charge on the SEC’s website and from Clinigence through the sources indicated above.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Mike Bowen

Chief Financial Officer

Via email at mike.bowen@ahahealthcare.net

Nutex Health, LLC

Tom Vo

CEO

info@nutexhealth.com